                                                      Exhibit 3.1


    The Articles of Incorporation of the Corporation are amended and restated in their entirety so as to read as follows:


                         AMENDED AND RESTATED

                      ARTICLES OF INCORPORATION

                                 of

                   CROWN CORK & SEAL COMPANY, INC.,

                     A PENNSYLVANIA CORPORATION

         FIRST:    The name of the corporation is Crown Cork & Seal
Company, Inc. The corporation is incorporated under the Pennsylvania Business Corporation Law.

         SECOND:   The purposes of the corporation (hereinafter sometimes
called the Corporation) are to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do in any part of the world, namely;

         1. To manufacture, produce, purchase or otherwise acquire, sell or otherwise dispose of (i) containers made from metal, glass, paper, rubber, wood, plastics or other material, for liquids, solids, powder, cream, loose pourables and other substances; (ii) crowns, caps, corks, seals and closures of all kinds for containers; and (iii) machinery, equipment and component parts for bottling, filling, closing, sealing and packaging bottles and other containers of all kinds.

         2. To carry on a general mercantile, manufacturing, fabricating, metalworking, machinery, lithographing, printing and packaging business.

         3. To carry on the business of general merchants, brokers, agents, dealers in, importers and exporters of, searchers for, workers in and manufacturers of natural products, raw materials, manufactured products and marketable goods, wares and merchandise of every kind, nature and description.

         4. To apply for, purchase or in any manner to acquire; to hold, own, use and operate; to sell or in any manner dispose of; to grant or license other rights in respect of; and in any manner deal with any and all rights, interests, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise; and to work, operate or develop the same.





         5. To purchase, lease or otherwise acquire, and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures, and other securities, merchandise, book debts and claims, trademarks, trade names, and any interest in real or personal property.

         6. To guarantee the payment of dividends on any shares of the capital stock of any corporation, joint stock company or association in which the Corporation has or may at any time have an interest; to endorse or otherwise guarantee the payment of the principal of, or interest on, any scrip, bonds, coupons, mortgages, debentures, or other securities issued or created by any corporation, joint stock company or associations in which the Corporation have an interest, or whose shares or securities it owns; to become surety for and to guarantee the carrying out or the performance of any and all contracts of every kind or character of any corporation, joint stock company or corporation in which the Corporation has an interest, or whose shares or securities it owns; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such shares, scrip, voting trust certificates, bonds, coupons, mortgages, debentures, securities or other evidences of indebtedness of any corporation, joint stock company or association in which the Corporation has an interest or whose shares or securities it may own, and to make any guarantee which may be lawful for a corporation organized under the Business Corporation Law.

         7. To lend and borrow money; to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes, and other evidences of indebtedness, and for the purpose of securing any of its obligations or contracts to convey, transfer, assign, deliver, mortgage and pledge all or any part of the property or assets at any time owned or held by the Corporation, upon such terms and conditions as the Board of Directors shall authorize and as may be permitted by law.

         8. To acquire, hold, sell, reissue, or cancel any shares of its own capital stock, provided, however, that the Corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the Corporation, and provided further, that the shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

         9. To undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to purchase or otherwise acquire the whole or any part of the property, assets, business, good-will and rights of any person, firm, association, corporation or organization and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of the Corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.



         10. To organize, incorporate and reorganize subsidiary corporations and joint stock companies and associations for any purpose permitted by law.

         11. To sell, improve, manage, develop, lease, mortgage, dispose of, or otherwise turn to account, or deal with all or any part of the property of the Corporation.

         12. To carry on business at any place or places within the jurisdiction of the United States, and in any and all foreign countries, and to purchase, hold, mortgage, convey, lease or otherwise dispose of and deal with real and personal property at any such place or places.

         13. To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of the Corporation or business of a similar nature, with any person, firm, corporation (private, public or municipal), or body politic under the government, or agency thereof, of the United States or any state, territory or colony thereof or any foreign government, so far as, and to the extent that the same may be done and performed by corporations organized under the Business Corporation Law.

         14. To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as principals or as agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers, or any of them.

         15. The foregoing enumeration of specific powers shall not be deemed to limit or restrict in any manner the general powers of the Corporation, and the enjoyment and exercise thereof, as may now or hereafter be conferred by the laws of the Commonwealth of Pennsylvania upon corporations organized under the provisions of the Business Corporation Law.

    THIRD:    The total number of shares which may be issued by the
Corporation is 500,000,000 shares of Common Stock, at a par value per share of $5.00 (the "Common Stock"), and 50,000,000 shares of Preferred Stock to be used in the acquisition of CarnaudMetalbox (the "Acquisition Preferred Stock") and 30,000,000 shares of Preferred Stock (the "Additional Preferred Stock"), without par value.

         A. Common Stock. The designations, voting powers, restrictions and rights of the Common Stock are as follows:

              1. Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

              2. Liquidation. In any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the debts of the Corporation and obligations with respect to any issued and outstanding shares of preferred stock shall have been paid or

provided for, all of the remaining assets of the Corporation shall belong to and shall be distributed ratably among the holders of the Common Stock.

              3. Reacquired Shares. The Board of Directors shall have the power to eliminate reacquired shares of Common Stock from the authorized number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares.

              4. Voting Rights. Except as may otherwise be required by law in any case and as provided in a resolution of the Board of Directors fixing voting rights pursuant to Section C below, the holders of shares of Common Stock possess the exclusive voting powers of the Corporation. At every meeting of stockholders of the Corporation, the holders of record of shares of Common Stock entitled to vote thereat shall be entitled to one vote for each share held. The holders of Common Stock shall not be entitled to cumulative voting in the election of directors of the Corporation.

         B. Capital Stock Generally. The following provisions shall apply to all classes of the Corporation's capital stock:

              1. Additional or Increased Stock. No holder of stock of the Corporation of any class shall be entitled as of right to subscribe for any additional or increased stock of any class or any obligations convertible into any class or classes of stock, and the Corporation may, without offering any such increased or additional stock or obligations to stockholders of any class, sell or dispose of the same to such persons and for such consideration permitted by law as the Board of Directors from time to time in its absolute discretion determines.

              2. Authorized Shares. The Corporation may issue and sell its authorized shares, if any, without par value from time to time in the absence of fraud in the transaction, for such consideration as may from time to time be fixed by the Board of Directors, and sell and dispose of any stock having a par value, for such consideration permitted by law, as the Board of Directors may from time to time determine, without other authority, consent or vote of the stockholders of the Corporation of any class or classes, except as otherwise provided herein or under applicable law.

         C.  Preferred Stock.

              1. Acquisition Preferred Stock. The following provisions shall apply to Acquisition Preferred Stock:

                   (a) Designation. The unissued shares of Acquisition Preferred Stock may be divided and issued at any time, as set forth in C.1(b) below, in one or more classes or series of a class as may be designated by the Board of Directors of the Corporation. The Board of Directors shall have the full authority permitted by law to fix by resolution the designations, number and the voting rights, preferences, privileges, limitations, restrictions, conversion rights and other special or relative rights, if any, of any class or any series of any class of the Acquisition Preferred Stock that may be desired.


                   (b) Issuance. Shares of Acquisition Preferred Stock shall be issued solely to effect the acquisition by the Corporation of the capital stock (and securities convertible into or exchangeable for such capital stock) of CarnaudMetalbox, a societe anonyme organized under the laws of the Republic of France. Following the initial issuance of Acquisition Preferred Stock to effect the acquisition of CarnaudMetalbox, no further shares of Acquisition Preferred Stock shall be issued and, in the event that any shares of Acquisition Preferred Stock are authorized but unissued, the number of authorized shares of Acquisition Preferred Stock shall be reduced accordingly.

              2. Additional Preferred Stock. The unissued shares of Additional Preferred Stock may be divided and issued at any time and from time to time in one or more classes or series of a class as may be designated by the Board of Directors of the Corporation. The Board of Directors shall have the full authority permitted by law to fix by resolution the designations, number and the voting rights, preferences, privileges, limitations, restrictions, conversion rights and other special or relative rights, if any, of any class or any series of any class of the Additional Preferred Stock that may be desired; provided, however, that such shares will rank on a parity with or junior to Acquisition Preferred Stock and provided further that the shares of any such class or series of a class shall not be entitled to more than one vote per share when voting as a class with holders of the Corporation's Common Stock.


         FOURTH:   The capital of the Corporation shall be at least equal
to the amount of the aggregate par value of all issued shares having par value.

         FIFTH:    The registered office of the Corporation within the
Commonwealth is to be located in the City of Philadelphia, at 9300 Ashton Road, Philadelphia, Pennsylvania 19136.

         SIXTH:    The duration of the Corporation is to be perpetual.

         SEVENTH:  Following the merger of Crown Cork & Seal Company,
Inc., a New York corporation into the Corporation, the number of the directors of the Corporation is to be not less than ten (10) nor more than eighteen
(18), as may be provided in the by-laws from time to time. The directors need not be stockholders of the Corporation.

         EIGHTH:   The following provisions are inserted for the
regulation of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

         1. The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have the right to inspect any books or documents of the Corporation except as conferred by statute or authorized by the Board of Directors.


         2. A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation, either as a vendor, purchaser or otherwise, nor in the absence of fraud shall, insofar as permitted by statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation is disclosed or made known, and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a stockholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested. Any contract, transaction or act of the Corporation or the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders having voting power, shall, insofar as permitted by statute, be as valid and as binding as though ratified by every stockholder of the Corporation; but this shall not be construed as requiring the submission of any contract to the stockholders for approval.

         3. The Board of Directors shall have power from time to time to fix and determine and vary the amount to be set aside from the earnings of the Corporation as working capital before making payment of any dividends on any class of stock or any distribution of profits; and before making payment of any dividends on any stock or any distribution of profits, the Board of Directors may set aside out of the profits of the Corporation such sum or sums as it may from time to time in its absolute discretion think proper, whether as additional working capital, as a fund for the payment and retirement of the indebtedness of the Corporation, whether funded or otherwise, or as a surplus fund for such corporate purposes as the Board shall think conducive to the best interests of the Corporation.

         4. The Board of Directors shall have power to hold their meetings in or outside the Commonwealth of Pennsylvania, in such places as from time to time may be designated by the By-Laws or by resolution of the Board of Directors.

         NINTH:    The Corporation reserves the right to amend, alter,
change or repeal any provision herein contained in the manner named, or hereafter prescribed by law, and all rights conferred upon stockholders hereunder are granted subject to this provision.

         TENTH:    Subchapter E, Control Transactions, of Chapter 25 of
the Pennsylvania Business Corporation Law, as amended, shall not be applicable to the Corporation.
